UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 18, 2006

                     ICON Cash Flow Partners, L.P., Series E
               (Exact Name of Registrant as Specified in Charter)


         Delaware                     000-27912                 13-3635208
---------------------------    -----------------------    ----------------------
(State or Other Jurisdiction     (Commission                 (I.R.S. Employer
 of Incorporation)               File Number)                Identification No.)

                           100 Fifth Avenue, 4th Floor
                            New York, New York 10011

                    (Address of Principal Executive Offices)
                             _________________________

                                 (212) 418-4700

              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)
                            __________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 19, 2006, the general partner of ICON Cash Flow Partners, L.P., Series E (the "Partnership") distributed a letter to the limited partners of the Partnership, a copy of which is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

         99.1 Letter to limited partners dated April 19, 2006.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ICON CASH FLOW PARTNERS, L.P., SERIES E
                                    By:  ICON CAPITAL CORP., its General Partner




Dated:  April 19, 2006
                                    By: /s/ Thomas W. Martin
                                       -----------------------------------------
                                        Thomas W. Martin
                                        Chief Operating Officer

Exhibit 99.1

April 19, 2006

Re: ICON Cash Flow Partners, L.P., Series E ("Fund E")

Dear Investor:

As you are aware, Fund E has been in its late stages of liquidation for some time. As previously reported, Fund E has no remaining assets and will not make any further distributions to limited partners. Accordingly, a certificate of cancellation terminating the partnership's legal existence was filed on April 18, 2006. In addition, Fund E's reporting obligations with the U.S. Securities and Exchange Commission (Forms 10-K, 10-Q and 8-K) will cease on or about April 24, 2006.

Investors will receive their final Form K-1s for the year ended December 31, 2006 sometime in February 2007.

We would like to take this  opportunity to thank you for your investment in Fund
E. Should you have any questions, please contact our Investor Relations Department at (800) 343-3736 x140.












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ICON Capital      150 Grossman Drive    Braintree, MA 02184       (800)343-3736